Exhibit 1.1

WESTLAKE CHEMICAL CORPORATION

EQUITY SECURITIES

UNDERWRITING AGREEMENT

April 26, 2006

J.P. Morgan Securities Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Banc of America Securities LLC

Lehman Brothers Inc.

UBS Securities LLC

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

1. Offering. The stockholder named in Schedule II hereto (the “Selling Stockholder”) of Westlake Chemical Corporation, a Delaware corporation (the “Company”), proposes to sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representatives”), an aggregate of 5,500,000 shares (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 825,000 shares (the “Option Shares”) of common stock, par value $0.01 per share (the “Stock”), of the Company. The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-124581), including a form of prospectus, for the registration of the offer and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the 1933 Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called a “Preliminary Prospectus”, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to

“amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Shares were first made (the “Applicable Time”), the Company had prepared the Preliminary Prospectus dated April 20, 2006 (together with the pricing information contained on Schedule IV hereto, the “Pricing Disclosure Package”). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to be identical to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c)).

(b) Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (j) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) written communications approved in writing in advance by the Lead Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date (as hereinafter defined) and at the Additional Closing Date (as hereinafter defined), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(c) At the time the Registration Statement became effective, the Registration Statement complied, as of the Applicable Time complies, and as of the Closing Date and the Additional Closing Date, as the case may be, will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the

time it became effective, did not, as of the date hereof, does not, and at the Closing Date and at the Additional Closing Date, as the case may be, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date did not and at the Closing Date and at the Additional Closing Date, as the case may be, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Pricing Disclosure Package, as of the Applicable Time and at the Closing Date and at the Additional Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Pricing Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

(d) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Pricing Disclosure Package and the Prospectus, at the time the Registration Statement became effective, as of the Applicable Time, the date of the Prospectus and on the Closing Date, did not and will not, as of such time or dates, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(e) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the current or future condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(f) Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other organizational) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(g) All of the issued and outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Shares. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The shares of capital stock of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except as (i) would not, individually or in the aggregate, have a Material Adverse Effect, (ii) may exist or arise pursuant to or in connection with the debt agreements described in the Registration Statement (collectively, the “Debt Agreements”) or (iii) disclosed in the Pricing Disclosure Package and the Prospectus.

(h) Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares.

(i) Except for the Registration Rights Agreement dated August 16, 2004 between the Company and the Selling Stockholder (the “Selling Stockholder Registration Rights Agreement”) and except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act that have not been validly waived or satisfied prior to the date hereof.

(j) No consent, approval, authorization, or order of, or filing with, any governmental agency of the United States or body or any court with jurisdiction in the United States is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares, except such as have been obtained and made or will be obtained and made prior to the date hereof under the 1933 Act (provided, however, a filing with the Commission pursuant to Rule 424(b), Rule 430, Rule 430B or Rule 433 may be made after the date hereof so long as such filing is made within the time period specified in the applicable provision of such rule) and such as may be required under state securities or Blue Sky laws.

(k) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws or other organizational documents of the Company or any such subsidiary, other than, in the case of clauses (A) or (B) above, such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and each of its subsidiaries has (A) good and indefeasible title to (in the case of fee interests in real property), (B) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (C) valid title to (in the case of all other personal property), all of its respective properties and assets reflected in the Company’s consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus free and clear of all liens, encumbrances and defects, except for such failures to have such title to or interests in, and for such liens, encumbrances and defects, as would not, individually or in the aggregate, have a Material Adverse Effect.

(n) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Material Adverse Effect.

(o) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(p) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(q) Except as disclosed in the Pricing Disclosure Package and the Prospectus, and except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect or be required to be disclosed in the Prospectus by the Commission pursuant to the 1933 Act Regulations, the Company and its subsidiaries (or, to the knowledge of the Company, any other entity for whose acts or omissions the Company is or may be liable) (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) possess and maintain in full force and effect any and all permits, licenses or registrations required under Environmental Law for the conduct of their businesses (“Environmental Permits”); (3) have not, pursuant to any contract, assumed responsibility to cure any currently identified material liability under Environmental Law or to remediate any currently identified Hazardous Substances (as defined below) spill or release; (4) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder (including, without limitation, liability as a “potentially responsible party” and/or for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources); (5) are not subject to any pending or, to the knowledge of the Company, threatened claim or other legal proceeding under any Environmental Laws against the Company or its subsidiaries; (6) do not have knowledge of any pending Environmental Law, or any unsatisfied condition in an Environmental Permit, or any release of Hazardous Substances that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures to maintain the Company’s or the subsidiaries’ compliance with Environmental Law or with their Environmental Permits; and (7) does not (A) rely on any third party for an indemnity for, or the contractual assumption of, any material remediation obligation or liability under Environmental Law and (B) have reasonable cause to believe that such third party will default in its obligation to comply with such indemnity or contractual assumption. As used in this paragraph, “Environmental Laws” means any and all applicable federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, requirements and common law, or any enforceable administrative or judicial interpretation, order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor, (ii) emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater or land, (iii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iv) the protection of wildlife or endangered or threatened species, or (v) the investigation, remediation or cleanup of, or exposure to, any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants or hazardous, dangerous or toxic substances, materials, constituents or wastes or petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws.

(r) Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(s) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; all non-GAAP financial information included in the Registration Statement complies with the requirements of Item 10 of Regulation S-K under the 1933 Act.

(t) Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Pricing Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(u) As of the date hereof, the Company is subject to the reporting requirements of Section 13 of the 1934 Act and files reports with the Commission on EDGAR.

(v) The Company is not and, after giving effect to the offering and sale of the Shares by the Selling Stockholder, will not be an “investment company” as defined in the Investment Company Act of 1940.

(w) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(x) The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes due thereon, and other than tax deficiencies which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided in accordance with GAAP, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

(y) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(z) PricewaterhouseCoopers LLP who have certified certain financial statements of the Company and its subsidiaries are an independent registered public accounting firm as contemplated by the 1933 Act and the 1933 Act Regulations.

(aa) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

(bb) The Company and its subsidiaries maintain disclosure controls and procedures (as defined in Rule 13a-14 of the 1934 Act Regulations) designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported in accordance with the 1934 Act Regulations. The Company has carried out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the 1934 Act Regulations.

(cc) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(dd) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ee) The Company is not an ineligible issuer as defined under the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering of the Shares.

(ff) The Company has not distributed and, prior to the later to occur of the Closing Date, the Additional Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

3. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter and the Company that:

(a) The Selling Stockholder has and on the Closing Date or the Additional Closing Date, as the case may be, will have valid and unencumbered title to the Shares to be delivered by the Selling Stockholder on the Closing Date or the Additional Closing Date, as the case may be, and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be delivered by the Selling Stockholder on the Closing Date or the Additional Closing Date, as the case may be, hereunder; and upon the delivery of and payment for the Shares on the Closing Date or the Additional Closing Date, as the case may be, hereunder the several Underwriters will acquire valid and unencumbered title to the Shares to be delivered by the Selling Stockholder on the Closing Date or the Additional Closing Date, as the case may be.

(b) The Selling Stockholder has been duly formed and is an existing limited partnership in good standing under the laws of the State of Delaware, with limited partnership power and authority to own its properties and conduct its business as described in the Prospectus.

(c) (A) At the time the Registration Statement went effective, the Registration Statement did not, and at the Closing Date and at the Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as of its date did not and at the Closing Date and at the Additional Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the Pricing Disclosure Package, as of the Applicable Time and at the Closing Date and at the Additional Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to the extent that any statements in or omissions from the Registration Statement, the Prospectus or the Pricing Disclosure Package are based on written information furnished to the Company by the Selling Stockholder specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b).

(d) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares.

4. Purchase of the Shares by the Underwriters. a) The Selling Stockholder agrees to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter,

on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Selling Stockholder at a purchase price per share of $30.156 (the “Purchase Price”) the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by the Selling Stockholder as set forth in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Selling Stockholder hereunder.

In addition, the Selling Stockholder agrees to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 825,000 Option Shares at the Purchase Price. The Underwriters, on the basis of the representations and warranties and agreements herein contained and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Stockholder at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder.

The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Lead Underwriters (as defined below) to the Selling Stockholder. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

(b) The Selling Stockholder understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Lead Underwriters is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Selling Stockholder acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Lead Underwriters in the case of the Underwritten Shares, at the offices of Baker Botts L.L.P. at 9:00 A.M. Houston time on May 1, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Lead Underwriters and the Selling Stockholder may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Lead Underwriters in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.” Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Selling Stockholder. The certificates for the Shares will be made available for inspection and packaging by the Lead Underwriters at the office of Baker Botts L.L.P. set forth above not later than 12:00 P.M., Houston time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person. Additionally, neither the Lead Underwriters nor any other Underwriter is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholder.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

6. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) At any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will not file or make any amendment to the Registration Statement or any supplement to the Prospectus (except for periodic or current reports filed under the 1934 Act) unless the Company has furnished the Underwriters a copy for its review prior to filing and given the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement. The Underwriters shall make its responses thereto, if any, promptly. Immediately following the Applicable Time, the Company will prepare a prospectus supplement, in form approved by the Underwriters, setting forth the number of Shares to be sold, the Underwriters’ names, the price at which the Shares are to be purchased by the Underwriters from the Selling Stockholder, the initial offering price, the selling concession and reallowance, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Shares. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing

Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Lead Underwriters may reasonably request. The Company will promptly advise the Underwriters (i) at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, when any post-effective amendment to the Registration Statement shall have been filed or become effective, (ii) of any request by the Commission for any post-effective amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or the institution or threatening by direct communication with the Company of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening by direct communication with the Company of any proceeding for such purpose. The Company will promptly effect the filing of the Prospectus necessary pursuant to Rule 424(b) of the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act (the “Prospectus Delivery Period”), any event occurs as a result of which the Prospectus or the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus or the Pricing Disclosure Package to comply with the 1933 Act or the 1934 Act, or the 1933 Act Regulations or the 1934 Act Regulations, the Company promptly will (i) notify the Underwriters, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance, and (iii) supply any supplemented Prospectus or any supplemented Pricing Disclosure Package to the Underwriters in such quantities as the Underwriters may reasonably request.

(c) As soon as practicable, but not later than 90 days after the close of the period covered by the earnings statement, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations.

(d) The Company will retain in accordance with the 1933 Act Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the 1933 Act Regulations; and if at any time during the Prospectus Delivery Period any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Issuer Free Writing Prospectus, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriters and, upon their request and to the extent required by applicable law, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Lead Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(e) The Company will use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Lead Underwriters shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or other entity or to file a general consent to service of process in any jurisdiction.

(f) For a period of 90 days after the date of the initial public offering of the Shares, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (the “Lead Underwriters”), other than the Shares to be sold hereunder, grants of employee or director stock options or restricted stock awards under existing employee and director stock option plans and any shares of Stock of the Company issued upon the exercise of options granted under existing employee and director stock option plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(g) The Company agrees with the several Underwriters to pay all expenses incident to the performance of its obligations under this Agreement (including, without limitation, fees of the Company’s counsel and accounting fees), for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Underwriters designate and the printing of memoranda relating thereto, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares and for expenses incurred in distributing preliminary prospectuses, the Pricing Disclosure Package and the Prospectus (including any amendments and supplements thereto) to the Underwriters; provided, that the several Underwriters agree, severally and not jointly, to reimburse the Company, on a pro rata basis in accordance with the number of Underwritten Shares purchased by each Underwriter, for a portion of the documented expenses related to the offering of Shares contemplated hereby in an aggregate amount of up to $429,687; provided, further that if the several Underwriters elect to purchase any Option Shares, the amount the Underwriters agree to reimburse the Company (on a pro rata basis in accordance with the number of Option Shares purchased by each Underwriter) shall be increased by an amount of $0.078 per Option Share purchased by the Underwriters; provided, further, however, that to the extent the documented expenses of the Company are less than the sum of (A) $429,687 and (B) the amount contemplated by the immediately preceding proviso (the “Maximum Reimbursement Amount”), the Underwriters agree to reimburse the Selling Stockholder, on a pro rata basis in accordance with the number of Shares purchased by each Underwriter, for the Selling Stockholder’s documented expenses, if any, related to the offering of Shares contemplated hereby, in an aggregate amount not to exceed the difference between (A) the Maximum Reimbursement Amount and (B) the amount reimbursed to the Company.

7. Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter that:

(a) For a period of 90 days after the date of the initial public offering of the Shares, the Selling Stockholder will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock without the prior written consent of the Lead Underwriters, in each case other than the Shares to be sold by the Selling Stockholder hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b) It will deliver to the Lead Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares will be subject to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions precedent:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 6(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Lead Underwriters.

(b) The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of the Selling Stockholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) The Underwriters shall have received a letter, dated the date hereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the preliminary prospectus and the Prospectus.

(d) Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, which, in the reasonable judgment of a majority in interest of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) (x) any downgrading in the rating of any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or (y) any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities of the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of, delivery and payment for the Shares.

(e) The Underwriters shall have received an opinion, dated the Closing Date or the Additional Closing Date, as the case may be, of Baker Botts L.L.P., counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act that have not been validly waived or satisfied;

(iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares, except such as have been obtained and made under the 1933 Act, such consents, approvals or filings as may be required by or with the NASD (as to which such counsel need express no opinion) and such as may be required under state securities or blue sky laws (as to which such counsel need express no opinion);

(iv) The execution, delivery and performance of this Agreement and the sale of the Shares by the Selling Stockholder will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation of, or order of any governmental agency or body or any court having jurisdiction in, the United States, the State of Texas or the State of New York, or the Delaware General Corporation Law (provided, however, that such counsel need express no opinion with respect to compliance with any state securities or antifraud law, rule or regulation), (B) any agreement or instrument listed as an exhibit to the most recently filed Annual Report on Form 10-K of the Company (the “Material Agreements”), or (C) the charter or by-laws of the Company, other than, in the case of clauses (A) or (B) above, such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(v) This Agreement has been duly authorized, executed and delivered by the Company; and

(vi) The Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, the Preliminary Prospectus and the Prospectus were each filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof or order suspending or preventing the use of the Prospectus, the Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein, or omitted therefrom, as to which such counsel need express no opinion), and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has participated in conferences with officers and other representatives of the Company, with representatives of the independent accountants of the Company and with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and representatives of the Underwriters), no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date, as of the date of this Agreement or as of the Closing Date or the Additional Closing Date, as the case may be, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, (B) the Pricing Disclosure Package (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of the Applicable Time and at the Closing Date or the Additional Closing Date, as the case may, be included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) the Prospectus or any amendments thereto (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its date or as of the Closing Date or the Additional Closing Date, as the case may be included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

(f) The Underwriters shall have received an opinion, dated the Closing Date or the Additional Closing Date, as the case may be, of Stephen Wallace, Vice President and General Counsel of the Company, to the effect that:

(i) To the best of such counsel’s knowledge, there is no litigation or governmental proceeding by or against the Company or any subsidiary of the Company or concerning any property of the Company or any of its subsidiaries, pending or threatened, that (A) could reasonably be expected to have a Material Adverse Effect if adversely determined or (B) is required to be disclosed in the Registration Statement, the Prospectus or the Pricing Disclosure Package and are not so disclosed, other than, in the case of clause (A), as routinely encountered in claims activity or as disclosed in the Pricing Disclosure Package and the Prospectus or the documents incorporated therein by reference or, in the case of clause (B), as disclosed in the Pricing Disclosure Package and the Prospectus or the documents incorporated therein by reference.

(ii) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all of the issued and outstanding shares of capital stock of each subsidiary of the Company has been duly authorized and validly issued and are fully paid and nonassessable; and the shares of capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as (i) would not, individually or in the aggregate, have a Material Adverse Effect, (ii) may exist or arise pursuant to or in connection with the Debt Agreements or (iii) disclosed in the Prospectus;

(iii) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(iv) Each subsidiary of the Company listed on Schedule III hereto has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other organizational) to own its properties and conduct its business as described in the Prospectus; and each subsidiary listed on Schedule III hereto is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or limited partnership interests, as applicable, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or limited partnership interests, as applicable, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens and encumbrances, except to the extent that (i) such capital stock or limited partnership interest is subject to a lien or encumbrance in connection with the Debt Agreements or (ii) any failure of such capital stock or limited partnership interests to be free from liens and encumbrances would not, individually or in the aggregate, have a Material Adverse Effect;

(v) All outstanding shares of the Stock of the Company, other than the Shares delivered on the Closing Date or the Additional Closing Date, as the case may be, have been duly authorized and validly issued and are fully paid and nonassessable;

(vi) The execution, delivery and performance of this Agreement will not result in (A) a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or by-laws or other organizational documents of any subsidiary of the Company, or (B) any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which any of them is bound or to which any of their respective properties is subject (excluding the Material Agreements, as to which such counsel need express no opinion), other than, in the case of clause (B) above, such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and

(vii) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein, or omitted therefrom, as to which such counsel need express no opinion), at the time they were filed with the Commission, appear on their faces to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has participated in conferences with officers and other representatives of the Company, with representatives of the independent accountants of the Company, with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment thereto (except to the extent set forth in paragraph (iii) above), on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and representatives of the Underwriters), no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date, as of the date of this Agreement, or as of the Closing Date or the Additional Closing Date, as the case may be included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, (B) the Pricing Disclosure Package (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of the Applicable Time and at the Closing Date or the Additional Closing Date, as the case may be included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) the Prospectus or any amendment thereto (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date or as of the Closing Date or the Additional Closing Date, as the case may be included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the Additional Closing Date, as the case may be, with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Underwriters shall have received a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectus or as described in such certificate.

(i) The Underwriters shall have received a letter, dated the Closing Date or the Additional Closing Date, as the case may be, of PricewaterhouseCoopers LLP which meets the requirements of subsection (c) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date or the Additional Closing Date, as the case may be, for the purposes of this subsection.

(j) The Underwriters shall have received an opinion, dated the Closing Date or the Additional Closing Date, as the case may be, of Baker Botts L.L.P., counsel for the Selling Stockholder, to the effect that:

(i) Assuming the Underwriters purchase the Shares without “notice of an adverse claim” (as such phrase is used in Section 8-105 of the New York UCC), upon (A) delivery to the Underwriters of certificates representing such Shares endorsed in blank by an effective endorsement and (B) payment therefor in accordance with the terms of this Agreement, the Underwriters will become “protected purchasers” (as defined in Section 8-303(a) of the New York UCC) of such Shares, free and clear of “adverse claims” (as defined in Section 8-102 of the New York UCC).

(ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court, which, to the best knowledge of such counsel, has jurisdiction over the Selling Stockholder, is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares sold by the Selling Stockholder, except such as have been obtained and made under the 1933 Act, such consents, approvals or filings as may be required by or with the NASD (as to which such counsel need express no opinion) and such as may be required under state securities or blue sky laws (as to which such counsel need express no opinion).

(iii) The execution, delivery and performance of this Agreement and the sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation or order of the United States, the State of Texas or the State of New York, or the Delaware Revised Uniform Limited Partnership Act (provided, however, that such counsel need express no opinion with respect to compliance with any state securities or antifraud law, rule or regulation), (B) the certificate of limited partnership or limited partnership agreement of the Selling Stockholder or (C) the Selling Stockholder Registration Rights Agreement, other than, in the case of clauses (A) and (C) above, such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

The opinion of counsel described above shall be rendered to the Underwriters at the request of the Selling Stockholder and shall so state therein.

The Company and the Selling Stockholder will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Underwriters may in their discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

9. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, the Preliminary Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, the Prospectus, or any amendment or supplement thereto, the Preliminary Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) The Selling Stockholder will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, the Preliminary Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall only be subject to such liability to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use therein or contained in a representation or warranty given by the Selling Stockholder in this Agreement, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information relating to the Selling Stockholder under the first paragraph under the caption “Selling Stockholder”; provided, further, that the liability under Section 3 and this Section 9 of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of the Shares sold by the Selling Stockholder hereunder.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and the Selling Stockholder, against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, the Preliminary Prospectus, or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state in the Registration Statement, the Prospectus, or any amendment or supplement thereto, the Preliminary Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein (the “Underwriter Information”), and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the first sentence of the third paragraph of the “Underwriting” section of the final prospectus supplement and the corresponding information in the preliminary prospectus supplement dated April 20, 2006.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause

(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholder under this Section shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Shares hereunder and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on the Closing Date or the Additional Closing Date, as the case may be, the Underwriters may make arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date or the Additional Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on the Closing Date or the Additional Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the aggregate number of Shares that the Underwriters are obligated to purchase on the Closing Date or the Additional Closing Date, as the case may be, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Selling Stockholder or the Company, except as provided in Section 11. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Stockholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 and the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 9 shall remain in effect, and if any Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 8(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares.

12. Free Writing Prospectus. Each Underwriter severally covenants with the Company that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission without the consent of the Company, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus. The Company covenants with the Underwriters that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission without the consent of the Lead Underwriters, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus.

13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Underwriters, c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Henry K. Wilson, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056, Attention: General Counsel (fax (713) 629-6239) or, if sent to the Selling Stockholder, will be mailed, delivered or faxed and confirmed to TTWFGP LLC at 2801 Post Oak Boulevard, Houston, Texas 77056 (fax (713-960-6738)); provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or faxed and confirmed to such Underwriter.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholder and the several Underwriters in accordance with its terms.

Very truly yours,

Westlake Chemical Corporation

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	CEO

TTWF LP by TTWFGP LLC, its General Partner

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	Authorized Representative

By:	/s/ James Chao
Name:	James Chao
Title:	Authorized Representative

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities Inc. Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Banc of America Securities LLC Lehman Brothers Inc. UBS Securities LLC

By:	J.P. Morgan Securities Inc.

By:	/s/ Christopher Iannaccone
Name:	Christopher Iannaccone
Title:	MD

SCHEDULE I

Underwriter	Number of Underwritten Shares	Number of Option Shares
J.P. Morgan Securities Inc.	1,650,000	247,500
Credit Suisse Securities (USA) LLC	1,100,000	165,000
Deutsche Bank Securities Inc.	1,100,000	165,000
Banc of America Securities LLC	550,000	82,500
Lehman Brothers Inc.	550,000	82,500
UBS Securities LLC	550,000	82,500

Total	5,500,000	825,000

SCHEDULE II

Selling Stockholder:	Number of Underwritten Shares:	Number of Option Shares:
TTWF LP	5,500,000	825,000

SCHEDULE III

SUBSIDIARIES

Geismar Holdings, Inc.

GVGP, Inc.

North American Bristol Corporation

North American Pipe Corporation

North American Profiles, Inc.

Van Buren Pipe Corporation

Westech Building Products, Inc.

Westlake Chemical Holdings, Inc.

Westlake Chemical Investments, Inc.

Westlake Chemical Manufacturing, Inc.

Westlake Chemical Products, Inc.

Westlake Development Corporation

Westlake International Corporation

Westlake Management Services, Inc.

Westlake NG I Corporation

Westlake NG II Corporation

Westlake Olefins Corporation

Westlake Petrochemicals LP

Westlake Polymers LP

Westlake PVC Corporation

Westlake Resources Corporation

Westlake Styrene LP

Westlake Vinyl Corporation

Westlake Vinyls Company LP

Westlake Vinyls, Inc.

WPT LP

SCHEDULE IV

Securities:	5,500,000 shares of common stock sold by Selling Stockholder.

Offering Price To Public:	$31.25 per share.

Trade Date:	April 26, 2006.

Settlement Date:	May 2, 2006 (T+4).

Underwriting Discounts and Commissions	$6,015,625 or $1.094 per share.

Proceeds to the Selling Stockholder:	$165,859,375 or $30.156 per share.

Underwriting:	• Selling concession of not more than $0.656 per share to selected dealers. • Dealer re-allowance of not more than $0.10 per share.